                                                          Exhibit 4

                  NAVISTAR FINANCIAL CORPORATION
                         AND SUBSIDIARIES

         INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                       INCLUDING INDENTURES

The following instruments of Navistar Financial Corporation
defining the rights of security holders are incorporated herein by reference:

4.1     Credit  Agreement  for  $820,000,000  Revolving  Credit and
        Competitive  Advance Facility dated as of December 8, 2000, between the Corporation,  Arrendadora  Financiera Navistar,
        S.A. de C.V., Servicios Financieros Navistar,  S.A. de C.V.
        and  Navistar  Comercial,   S.A.  de  C.V.,  as  borrowers,
        lenders  party  hereto,   The  Chase   Manhattan   Bank  as
        Administrative  Agent, Bank of America as Syndication Agent
        and  Bank of Nova  Scotia  as  Documentation  Agent.  Filed
        as Exhibit 10.05 to Navistar  Financial  Corporation's Form
        10-Q   dated   March   15,   2001.   Commission   File  No.
        001-04146.

4.2     Guarantee,  dated as of December 8, 2000, made by Navistar, in favor of The Chase  Manhattan  Bank,  as  Administrative
        Agent,  for the  lenders  parties to the Credit  Agreement, dated as of  December  8, 2000,  among  Navistar  Financial
        Corporation and Arrendadora  Financiera  Navistar,  S.A. DE
        C.V.,  Servicios  Financieros  Navistar,  S.A. DE C.V.  and
        Navistar  Comercial,  S.A. DE C.V.,  the  Lenders,  Bank of
        America,  N.A.,  as  syndication  agent,  The  Bank of Nova
        Scotia,  as  documentation  agent,  and the  Administrative
        Agent.   Filed  as  Exhibit  10.07  to  Navistar  Financial
        Corporation's    Form   10-Q   dated   March   15,    2001.
        Commission File No. 001-04146.

4.3     Registration Rights Agreement,  dated as of March 25, 2002, by and  among  the  Corporation,  Navistar,  Salomon  Smith
        Barney,  Inc. and Banc of America  Securities,  LLC.  Filed
        as Exhibit  4.2 to Form S-3 dated May 7,  2002.  Commission
        File No. 333-87716-01.

4.4     First  Amendment  to  the  Credit  Agreement  dated  as  of
        December  8, 2000,  between  the  Corporation,  Arrendadora
        Financiera Navistar,  S.A. de C.V.,  Servicios  Financieros
        Navistar,  S.A. de C.V.,  and Navistar  Comercial,  S.A. de
        C.V.,  as  Borrowers,  and the  Chase  Manhattan  Bank,  as
        Administrative   Agent,   Bank   of   America,   N.A.,   as
        Syndication   Agent,  and  the  Bank  of  Nova  Scotia,  as
        Documentation   Agent,   with   respect   to   $820,000,000
        Revolving Credit and Competitive  Advance  Facility.  Filed
        as Exhibit 3.2 to the  Corporation's  Form 10-Q dated March
        8, 2004.  Commission File No. 001-04146.

4.5     First  Supplement to Indenture,  dated as of June 11, 2004,
        by  and  among  the  Corporation,   Navistar  International
        Corporation and BNY Midwest Trust Company, as Trustee,  for
        the Corporation's  4.75%  Subordinated  Exchangeable  Notes
        due 2009 for  $220,000,000.  Filed  as  Exhibit  4.6 to the
        Corporation's   Form  10-Q  dated   September   10,   2004.
        Commission File No. 001-04146.